Exhibit 99.1

Real Goods Solar and Alteris Renewables to Merge

Bill Yearsley Joins Real Goods Solar as CEO

Boulder, CO and Wilton, CT; June 22, 2011 – Real Goods Solar, Inc. (NASDAQ: RSOL) and Earth Friendly Energy Group Holdings, LLC, d/b/a Alteris Renewables, Inc., announced today that they have entered into a definitive merger agreement to create a multi-state solar integration powerhouse.

Real Goods Solar will issue 8 million unregistered shares of its Class A common stock to Alteris equity holders for 100% of Alteris’ outstanding equity. The number of shares to be issued could be increased from an earn-out based on Alteris’ 2011 financial performance and achieving certain milestones.

Real Goods Solar has reported strong internal growth and profitability for seven consecutive quarters. During the twelve months following the merger Real Goods Solar expects to report revenue approaching $200 million.

Real Goods Solar also announced today that Bill Yearsley has joined the Company as CEO and has been elected to the board of directors. In his career Yearsley was Chairman and CEO of the Construction and Aggregate Group, and an Executive Director of Redland PLC, a $4.2 billion revenue company traded on the London Stock Exchange. Redland had over 20,000 employees operating in 34 countries in the construction contracting and materials sector. Yearsley also has extensive acquisition experience, having completed over 40 transactions and was very active in finalizing terms of the Alteris transaction. Yearsley is also an early investor of a fund that develops utility grade biomass electric generation plants in North America. His residence located in Colorado produces most of its electricity from a hybrid system comprised of wind generation and photovoltaics.

Reporting to Bill Yearsley will be Real Goods Solar’s President, John Schaeffer, who will become President of Residential; Alteris’ Head of Commercial, Ron French, who will become President of Commercial; and CFO, Erik Zech. Steven Kaufman, current CEO and board member of Alteris, will join Real Goods Solar’s board and will leave his operating position at Alteris. David Belluck, Chairman of Alteris and General Partner with Riverside Partners, based in Boston, who is the controlling investor of Alteris, will also join Real Goods Solar’s board. Jirka Rysavy, Chairman of Gaiam, Inc., will continue as Real Goods Solar’s Chairman.

The merger will bring together two pioneers and leaders in the solar industry, each with more than 30 years of experience in their respective markets. Combining a widely recognized and reputable consumer brand with a premier commercial customer base, a strong array of financing solutions and in-house engineering expertise, this merger will create a leading renewable energy integrator. Real Goods Solar will be well poised to capitalize on strong solar installation growth with more than a dozen offices, covering both coasts with national design-build-finance-operate capabilities.

The merger is subject to approval by Real Goods Solar’s shareholders and is expected to close in the third quarter of 2011. Gaiam, Inc., the creator of Real Goods Solar who holds a majority of Real Goods Solar’s voting securities, has indicated that it will vote in favor of the merger. For accounting purposes, Alteris’ financial results will be consolidated with Real Goods beginning immediately. Real Goods Solar was advised by Stifel Nicolaus Weisel and Alteris Renewables by Canaccord Genuity.

“I am excited to join Real Goods Solar, the pioneering solar company in the United States,” commented Bill Yearsley the new CEO. “Our ability to execute projects successfully is highly dependent on human resources, our most important asset. Having the opportunity to bring together two very seasoned management teams positions our organization well for the future. The organization we are building will now be capable of providing integrated national project delivery. This is an industry that is built around constant change and I look forward to a program of well planned profitable growth both organically and through acquisitions.”

“Together, we are a much stronger company with a better ability to compete in the market that we established when Real Goods Solar sold the very first solar panel to the public in 1978,” said John Schaeffer, President. “We can leverage our complementary expertise and geographies to accelerate the adoption of clean energy across the country. With the U.S. solar market projected to grow fivefold from 2010-2015, our Company has plenty of opportunity ahead of it.”

“The Northeast and the West represent the two fastest growing markets for solar installations in the country, driven by high energy prices and government incentives in each region,” noted Steve Kaufman, former CEO of Alteris and a new board member of Real Goods Solar. “Customers want to work with companies that can help them meet their renewable energy goals in multiple geographies. With the expanded operating geography that results from our merger, and the benefits that come from increased scale and our combined experience, we’ll be able to readily meet their needs.”

Additional Information

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Real Goods Solar or Alteris. Real Goods Solar will file an information statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger. Investors are urged to read those filings, and any other filings made by Real Goods Solar with the SEC in connection with the proposed merger, when they become available, as they will contain important information about the proposed merger. Those documents, when filed, as well as Real Goods Solar’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov or by directing a request to: Real Goods Solar, Inc., 833 W. South Boulder Rd., Louisville, Colorado 80027, Attention: Investor Relations.

About Real Goods Solar

Real Goods Solar, Inc. (NASDAQ: RSOL) is a leading solar energy integrator in California and Colorado, having installed over 7,300 residential solar electric systems. Real Goods Solar offers turnkey solar energy services, and has 33 years of experience in sustainability, beginning with the sale in 1978 of the first solar photovoltaic, or PV, panels to the public in the United States. Real Goods serves commercial, residential, education, government and institutional clients. For more information, visit www.realgoodssolar.com.

About Alteris

Alteris is one of the largest design-build solar integration companies in the Northeast, with more than 4,000 solar electric systems installed during the past 30 years. Operating from locations in New Jersey, Connecticut, Massachusetts, New York, Pennsylvania, Vermont, New Hampshire and Rhode Island, Alteris provides solar and wind energy solutions for commercial, residential, education, government, utility scale, and institutional clients. The company has industry-leading expertise in engineering, design, project management, performance analysis, project financing and renewable energy credit programs. For more information, visit www.alterisinc.com.

This press release includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While Real Goods Solar believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, introduction of new products and services, completion and integration of acquisitions, the possibility of negative economic conditions, and other risks and uncertainties included in Real Goods Solar’s filings with the Securities and Exchange Commission. Real Goods Solar assumes no duty to update any forward-looking statements.

Contact:	Erik Zech
Chief Financial Officer
303-222-8400
erik.zech@realgoods.com